SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  PIXTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                         04-3214691
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)

     AVENUE OLIVIER PERROY, 13790 ROUSSET, FRANCE, 011 33 4-42-29-10-00 AND
             2700 AUGUSTINE DRIVE, SUITE 255, SANTA CLARA, CA 95054
                    (Address of Principal Executive Offices)


                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                       MARIE BOEM, CHIEF FINANCIAL OFFICER
                                  PIXTECH, INC.
                  AVENUE OLIVIER PERROY, 13790 ROUSSET, FRANCE
                              011-33-4-42-29-10-00
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                              MICHAEL LYTTON, ESQ.
                            MARC A. RUBENSTEIN, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum      Proposed maximum
Title of each class of securities to      Amount to be       offering price per    aggregate offering       Amount of
           be registered                   registered             share(1)              price(1)        registration fee
------------------------------------  --------------------  --------------------  --------------------  -----------------
Common Stock, $0.01 par value         6,000,000 shares (2)  $              2.125  $         12,750,000  $           3,366
------------------------------------  --------------------  --------------------  --------------------  -----------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low prices on November 6, 2000 as reported by the Nasdaq National Market.
(2) This registration statement registers an additional 6,000,000 shares under the Amended and Restated 1993 Stock Option Plan, under which 5,072,114 shares have previously been registered (SEC File Nos. 33-98384, 333-52651 and 333-81357).

    STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION
                                   STATEMENT.

Pursuant to Instruction E to Form S-8, the contents of: (i) the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 20, 1995 (File No. 33-98384) relating to the registration of 1,772,114 shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), (ii) the Registrant's Registration Statement on Form S-8 filed with the Commission on May 14, 1998 (File No. 333-52651) relating to the registration of 800,000 shares of Common Stock, and
(iii)the Registrant's Registration Statement on Form S-8 filed with the Commission on June 23, 1999 (File No. 333-81357) relating to the registration of 2,500,000 shares of Common Stock authorized for issuance pursuant to the Registrant's Amended and Restated 1993 Stock Option Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 6,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  8.  EXHIBITS.

     See  Exhibit  Index  on  page  6.

ITEM  9.  UNDERTAKINGS.

          (a)  The  undersigned  Registrant  hereby  undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling period in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara of the State of California, on this 6th day of November, 2000.

                                        PIXTECH,  INC.

                                        By:  /s/  Dieter  Mezger
                                           -------------------------------------
                                           Dieter  Mezger
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of PixTech, Inc., hereby severally constitute and appoint Dieter Mezger, Marie Boem and Marc A. Rubenstein, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                   Title                         Date
--------------------------  --------------------------------------  ----------------
/s/ Dieter Mezger           President and Chief Executive Officer   November 6, 2000
--------------------------
Dieter Mezger               (Principal Executive Officer) and
                            Director

/s/ Jean-Luc Grand-Clement  Chairman of the Board                   November 6, 2000
--------------------------
Jean-Luc Grand-Clement


/s/ Marie Boem              Chief Financial Officer (Principal      November 6, 2000
--------------------------
Marie Boem                  Financial and Accounting Officer)


/s/ John A. Hawkins         Director                                November 6, 2000
--------------------------
John A. Hawkins


/s/ Ronald J. Ritchie       Director                                November 6, 2000
--------------------------
Ronald J. Ritchie


/s/ Andre Borrel            Director                                November 6, 2000
--------------------------
Andre Borrel

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION
                          -----------
5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1         Consent of Ernst & Young, independent accountants. Filed herewith.

23.2         Consent  of  Palmer  &  Dodge  LLP  (contained  in  Exhibit  5.1).

24.1         Power  of  Attorney  (included  in  the  signature  page  hereto).